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                                                                   EXHIBIT 10.39

                                                     E x e c u t i o n   C o p y


                         STOCK OPTION AWARD AGREEMENT


     This Award Agreement ("Agreement") is entered into as of January 1, 1996 (the "Date of Grant") between Catellus Development Corporation, a Delaware corporation ("Catellus"), and

                                Joseph R. Seiger

the Chairman of the Board of Catellus (the "Executive").

     The Board of Directors (the "Board") of Catellus offered Executive the choice of receiving his salary as Chairman of the Board for the calendar year ending December 31, 1996 in cash or in the form of a non-qualified stock option to acquire common stock of Catellus, par value $.01 per share ("Common Stock"), pursuant to the Amended and Restated Executive Stock Option Plan (the "Plan") and Executive has elected to receive the option.

     Catellus and the Executive hereby agree as follows:

     1. Number of Option Shares. This Agreement evidences the grant by Catellus to the Executive, on the terms, conditions and restrictions set forth herein and in the Plan, of a non-qualified stock option (the "Option") to purchase, from time to time, a total of

                                     47,319

shares of Common Stock (the "Option Shares").

     2. Option Purchase Price. Upon exercise, the Executive shall pay to Catellus $5.875 per Option Share (the "Option Purchase Price").

     3. Option Expiration Date. Unless terminated sooner in accordance with the provisions of the Plan or this Agreement, the right to exercise the Option shall expire on January 1, 2006 (the "Expiration Date").

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     4.  Vesting Restrictions.  The Option shall be exercisable in accordance with the following provisions:

         a. No portion of the Option may be exercised for any reason until at least six months have elapsed following the Date of Grant.

         b. Subject to the provisions of Section 5 of this Agreement, the Option shall become exercisable (i) as to the entire number of the Option Shares on and after the eighth anniversary of the Date of Grant or (ii) if earlier, in the amounts indicated on and after the dates set forth below (each, a "Vesting Date") in accordance with the provisions of Section 4c of this Agreement:

               (A) The Option may be exercised up to 25% of the Option Shares on and after the first anniversary of the Date of Grant provided the conditions specified in Section 4c of this Agreement are met.

               (B) The Option may be exercised up to 50% of the Option Shares on and after the second anniversary of the Date of Grant provided the conditions specified in Section 4c of this Agreement are met.

               (C) The Option may be exercised up to 75% of the Option Shares on and after the third anniversary of the Date of Grant provided the conditions specified in Section 4c of this Agreement are met.

               (D) The Option may be exercised as to up to the entire number of the Option Shares on and after the fourth anniversary of the Date of Grant provided the conditions specified in Section 4c of this Agreement are met.

          (c) The Option may be exercised as to (i) 25% of the Option Shares provided the average of the Closing Price (as defined below) of a Common Share (as defined in the Plan) for any 30 consecutive trading days following the Date of Grant is at least $8.50; (ii) 50% of the Option Shares provided the average Closing Price of a Common Share for any 30 consecutive trading days following the Date of Grant is at least $10.50; (iii) 75% of the Option Shares provided the average Closing Price of a Common Share for any 30 consecutive trading days following the Date of Grant is at least $12.50; and (iv) 100% of the Option Shares provided the average Closing Price of a Common Share for any 30 consecutive trading days following the Date of Grant is at least $15.00.

          For purposes of this Section 4c, the term "Closing Price" shall mean, for any trading day, the closing price of a Common Share on such day (i) on the New York Stock Exchange ("NYSE"), if the Common Shares are then listed on such exchange, (ii) if the Common Shares are not listed on the NYSE, on the principal national stock exchange on which the Common Shares are then listed, or (iii) if not listed on any national stock exchange, as reported by NASDAQ. If the Common Shares are not then listed on any national stock exchange or reported by NASDAQ, then the Closing Price shall be determined in any reasonable manner approved by the Committee (as defined in the Plan).

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         5. Effect of Certain Events on Vesting and Exercise.

            a. Termination of Service.

               (i)   General. In the event the Executive ceases to be a director
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     for any reason, any portion of the Option that (A) has not vested as of such termination of service, or (B) is vested as of such termination or becomes vested as a result of such termination in accordance with Section 5a(ii), 5a(iii), or 5b and is not exercised within the period specified in
     Section 5d, shall be forfeited.

               (ii)  Termination as a Result of Retirement, Disability or Death.
                     ----------------------------------------------------------
     In the event the Executive ceases to be a director prior to the initial Vesting Date by reason of (A) retirement at or after age 65, (B) disability (as defined in the Plan), or (C) death, a portion of the Option will vest equal to the number of Option Shares subject to the Option multiplied by a fraction, the numerator of which is the number of months elapsed from the Date of Grant and the denominator of which is the number of months from the Date of Grant to the final Vesting Date.

               (iii) Termination for Reasons Beyond Executive's Control.
                     --------------------------------------------------
     In the event the Executive ceases to be a director for any reason other than (A) retirement at or after age 65, (B) disability, (C) death, (D) voluntary resignation, (E) nonperformance of his duties as Chairman of the Board, or (F) "for cause" (as defined in the Plan), the Option shall vest immediately as to the entire number of Option Shares.

               (iv)  Termination for Cause.  Notwithstanding any other provision
                     ---------------------
     herein, in the event the Executive ceases to be a director "for cause", any unexercised portion of the Option, whether vested or unvested, shall be immediately forfeited.

            b. Change of Control. If the Executive is terminated at any time within twelve months following a Change of Control, the Option shall vest immediately as to the entire number of Option Shares. For purposes of this Agreement, a "Change of Control" of Catellus shall be deemed to have occurred upon the happening of any of the following events:

               (i) the acquisition or holding, other than in or as a result of a transaction approved by the Continuing Directors (as defined in paragraph
     (ii) below) of Catellus, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of
     1934) (an "Acquiror") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 25% or more of the combined voting power of

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     the then outstanding shares of Common Stock and other stock of Catellus entitled to vote generally in the election of directors, but excluding for this purpose:

                   (A) any such acquisition (or holding) by the California Public Employees' Retirement System ("CalPERS"), which as of the date hereof holds approximately 41% of the issued and outstanding Common Stock of Catellus, or while CalPERS is the beneficial owner of shares having a greater percentage of such combined voting power than the shares held by the Acquiror;

                   (B) any such acquisition (or holding) by Catellus or any of its subsidiaries, or any employee benefit plan (or related trust) of Catellus or such subsidiaries; or

                   (C) any such acquisition (or holding) by any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and other voting securities of Catellus immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of Catellus and of the combined voting power of the then outstanding voting securities of Catellus entitled to vote generally in the election of directors;

              (ii) individuals who, as of the date hereof, constitute the Board (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of Catellus, was approved by a vote of at least a majority of the persons then comprising the Continuing Directors, shall be considered a Continuing Director, but excluding, for this purpose, any such individual whose initial election as a member of the Board is in connection with an actual or threatened "election contest" relating to the election of the directors of Catellus (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934); or

              (iii) approval by the stockholders of Catellus of (A) a reorganization, merger or consolidation of Catellus, with respect to which in each case all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and other voting securities of Catellus

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     immediately prior to such reorganization, merger or consolidation will not, immediately following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such reorganization, merger or consolidation, or (B) a complete liquidation or dissolution of Catellus, or (C) the sale or other disposition of all or substantially all of the assets of Catellus.

             c. Forfeiture. Notwithstanding any other provision herein, any unexercised portion of the Option, whether vested or unvested, shall be immediately forfeited if the Executive (i) is employed by a competitor of, or engaged in any activity in competition with, Catellus without Catellus' consent,
(ii) divulges without Catellus' consent any secret or confidential information belonging to Catellus, or (iii) is engaged in any other activities which would constitute grounds for termination "for cause".

             d. Exercise Period Following Termination of Service.

                   (i) In the event the Executive ceases to be a director by reason of death, any unexercised portion of the Option that is or becomes vested upon his death in accordance with Section 5a(ii) of this Agreement may be exercised by the Executive's personal representative or by the person or persons to whom the Option shall have been transferred by will or the laws of descent and distribution at any time within one year following his death, but in no event after the Expiration Date.

                   (ii) In the event the Executive ceases to be a director (A) for any reason (1) other than death or (2) other than "for cause" or (B) by reason of the resignation of the Executive, any unexercised portion of the Option that is or becomes vested upon such termination in accordance with
     Section 5a(ii), 5a(iii), or 5b of this Agreement (unless such unexercised portion is forfeited in accordance with Section 5a(iv) or 5c of this Agreement) may be exercised by the Executive at any time within three months following such termination of service, but in no event after the Expiration Date.

          6. Exercise of Option.

             a. All or a portion of the Option may be exercised in accordance with procedures (including requisite holding periods) established from time to time by the Committee. If shares of Common Stock are tendered as payment, such shares of Common Stock shall be valued at their Fair Market Value (as defined in the Plan) on the date of exercise of the Option.

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             b. No fractional shares, or cash in lieu thereof, shall be issued under the Option.

             c. As a condition to the grant of the Option, the Executive agrees
(i) that Catellus may deduct from any payments of any kind otherwise due to the Executive from Catellus the aggregate amount of any federal, state or local taxes of any kind required by law to be withheld with respect thereto or, if no such payments are due or to become due to the Executive, that the Executive shall pay to Catellus, or make arrangements satisfactory to Catellus regarding the payment to it of, such taxes and (ii) that Catellus may withhold from the shares of Common Stock to be issued upon exercise of the Option that number of shares of Common Stock that is equivalent (valuing such shares of Common Stock at their Fair Market Value on the date of exercise of the Option) to the amount of any federal, state or local withholding or other taxes due upon the exercise of the Option. The Committee has approved without further condition the offset of shares of Common Stock for such purposes (subject to any applicable legal limitations) and the Executive irrevocably elects this means of payment of such taxes. If any such taxes should become due after the date of exercise, the Executive must pay, or arrange (to the satisfaction of Catellus) to pay, the amount due.

             d. No shares of Common Stock shall be issued or transferred upon exercise of the Option unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Committee.

          7. Change in Capitalization. In the event of a change in the capitalization of Catellus due to a stock split, stock dividend, recapitalization, merger, consolidation, combination or similar event, an appropriate adjustment shall be made in the number of Common Shares subject to the Plan and the terms of the Option may be adjusted by the Committee to reflect such change. Any adjustments pursuant to this Section shall be determined by the Committee in its sole discretion.

          8. No Assignability. The Option is not assignable or transferable by the Executive, other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder), and may be exercised during the lifetime of the Executive only by the Executive or, if the Executive becomes disabled, by his legal representative.

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          9. Other Provisions.

             a. Nothing in this Agreement or in the Plan shall confer any right to continue as a director or the Chairman of the Board of Catellus nor restrict Catellus from termination of the Executive as a director or the Chairman of the Board of Catellus at any time.

             b. Nothing in this Agreement or in the Plan shall confer any rights as a stockholder upon the Executive or any other person entitled to exercise the Option with respect to any Option Shares covered by the Option until such time as the Executive or such other person shall have become the holder of record of such Option Shares.

             c. The Executive acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document; provided, however, that Catellus and the Executive acknowledge that, pursuant to its authority under the Plan, the Committee has established the Option Purchase Price contained in
Section 2 of this Agreement and the vesting schedule contained in Sections 4b and 4c of this Agreement and approved the addition of Sections 5a(iii) and 5b of this Agreement. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Plan.

             d. The Executive acknowledges that Catellus has the right to terminate, modify or amend the Plan at any time, but that no such termination, modification or amendment may, without the Executive's consent, adversely affect the rights of the Executive under the Option. The Executive further acknowledges that the grant of the Option or of any other option in one year or at one time does not in any way obligate Catellus to make a grant of an option at any future time or in any given amount.

             e. In the event that any provision of this Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Agreement.

             f. The rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, Catellus, the Executive and the Executive's representatives and beneficiaries.

             g. Any communication under this Agreement shall be in writing and addressed to Catellus at 201 Mission Street, San Francisco, California 94105,
Attention: Secretary and to the Executive at the address given beneath the Executive's signature, or at such other address as either party may hereafter designate in writing to the other.

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          h. The interpretation, performance and enforcement of the Option and this Agreement shall be governed by the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            "CATELLUS"

                                            CATELLUS DEVELOPMENT
                                            CORPORATION

                                            By: /s/ Nelson C. Rising
                                                --------------------------------
                                                Nelson C. Rising
                                                Chief Executive Officer
ATTEST:
                                            "EXECUTIVE"
/s/ Barbara Zeyen
- --------------------------------
Assistant Secretary
                                            /s/ Joseph R. Seiger
                                            ------------------------------------
                                            Joseph R. Seiger
                                            Chairman of the Board
                                            c/o Catellus Development Corporation
                                            201 Mission Street
                                            San Francisco, California 94105

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